Exhibit 12.1

LAURA ANTHONY, ESQ.

CRAIG D. LINDER, ESQ.*

JOHN CACOMANOLIS, ESQ.**

Associates and OF COUNSEL:

JOSEPHINE CARINO, ESQ.***

CHAD FRIEND, ESQ., LLM

MICHAEL R. GEROE, ESQ., CIPP/US****

JESSICA HAGGARD, ESQ. *****

CHRISTOPHER T. HINES, ESQ. ******

PETER P. LINDLEY, ESQ., CPA, MBA

JOHN LOWY, ESQ.*******

STUART REED, ESQ.

LAZARUS ROTHSTEIN, ESQ.

SVETLANA ROVENSKAYA, ESQ.********

HARRIS TULCHIN, ESQ. *********

WWW.ALCLAW.COM WWW.SECURITIESLAWBLOG.COM DIRECT E-MAIL: LANTHONY@ALCLAW.COM

*licensed in CA, FL and NY

**licensed in FL and NY

***licensed in CA

****licensed in CA, DC, MO and NY

*****licensed in Missouri

 ****** licensed in CA and DC

*******licensed in NY and NJ

********licensed in NY and NJ

September 16, 2025

Musicow US Vol. 1 LLC

345 N Maple Dr. Suite 210

Beverly Hills, CA 90210

Re: Musicow US Vol. 1 LLC Post-Qualification Amendment No. 2 to Offering Statement on Form 1-A

Ladies and Gentlemen:

We have acted as securities counsel to Musicow US Vol. 1 LLC (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of a Regulation A offering statement on Form 1-A, as filed on March 6, 2025, as amended (the “Offering Statement”). The Offering Statement includes offerings of various series of membership interests (each a “Series”), a series designation (each, a “Series Designation” and, collectively, the “Series Designations”) for each of which will be in the form filed with the Offering Statement and attached to the Limited Liability Company Agreement of the Company (the “Company Operating Agreement”), prior to the issuance thereof.

The Offering Statement relates, among other things, to the proposed issuance and sale by the Company (the “Offering”) of the Royalty Shares for a purchase price per share, as set forth and designated on Schedule A to this opinion letter (the “Shares”), as further described in the Offering Statement.

This opinion letter is being delivered in accordance with the requirements of Item 17(12) of Form 1-A under the Securities Act of 1933, as amended.

In connection with rendering this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.

We have reviewed: (a) the Certificate of Formation of the Company; (b) the operating agreement of the Company; (c) the form of series designation (d) the offering circular; (e) form of Subscription Agreement; and (f) such other corporate documents, records, papers and certificates as we have deemed necessary for the purposes of the opinions expressed herein.

Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and delivered in the manner and/or the terms described in the Offering Statement as filed (after it is declared qualified), will be validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Delaware and (b) the federal laws of the United States. We express no opinion as to laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion should the laws be changed after the effective date of the Offering Statement by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Offering Statement and to the reference to our firm under the caption “Legal Matters” in the Offering Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

1700 PALM BEACH LAKES BLVD., SUITE 820 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936

SCHEDULE A

Musicow US Vol. 1 LLC

Series	Maximum Royalty Shares	Price Per Royalty Share
Musicow US Vol. 1 LLC – Series 00002 – Should’ve Seen This Coming	754	$20.00
Musicow US Vol. 1 LLC – Series 00003 – Western Feels	2,566	$50.00